                                                                   EXHIBIT 10.27

                                    FORM OF

                             EMPLOYMENT AGREEMENT
                                (for Leader Vs)

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into on ______________, 2000, by and between Waypoint Bank, a federally-chartered savings bank and its successors (the "Bank") with its principal office located, Harrisburg, Pennsylvania [alternatively, this employment agreement may be entered into with a subsidiary of the Bank or of Waypoint Financial Corp., and appropriate changes will be made to the parties], and _________ a resident of Pennsylvania ("Executive") any reference herein to "Company" shall refer to Harris Financial, MHC, Harris Financial, Inc., Waypoint Financial Corp. and any and all of their subsidiaries, including subsidiaries of the Bank [or _________]

     WHEREAS, the "Bank" and Executive wish to enter into an Employment Agreement to evidence the terms and conditions of Executive's employment with the Bank or the Bank's subsidiary [or __________] and to provide for Executive's employment by the Bank [or __________], upon the terms and conditions set forth herein:

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.    Employment.  The Bank [or __________] hereby agrees to employ
           ----------
Executive, and Executive hereby accepts such employment and agrees to perform his duties and responsibilities, in accordance with the terms, conditions and provisions hereinafter set forth.

     1. 1. Employment Term.  The term of Executive's employment under this
           ---------------
Agreement shall commence on ______________, 2000 (the "Effective Date") and shall continue for twenty-four (24) consecutive months, or until ____________, 2002 (the "Employment Term").

     1.2.  Duties and Responsibilities.  The Bank [or __________] hereby
           ---------------------------
appoints Executive as __________ Officer of the Bank [or __________] Officer of _________, a wholly owned subsidiary of Bank). During the Employment Term, Executive shall perform all duties and accept all responsibilities incident to the position of a senior executive officer of Bank [or __________] as may be assigned to him by the Board.

     1.3.  Extent of Service.  During the Employment Term, Executive agrees to
           -----------------
use his best efforts to carry out his duties and responsibilities under Section
1.2 hereof and, consistent with the other provisions of this Agreement, to devote substantially all his business time, attention and energy thereto. The foregoing shall not be construed as preventing Executive from continuing in any director capacities in which he is currently involved or from making investments in other businesses or enterprises provided that Executive agrees not to engage in any other business activity which, in the reasonable judgment of the Board, is likely to interfere with his ability to discharge his duties and responsibilities to the Bank [or __________]. Executive further agrees not to accept any new positions on either a part time or independent contracting basis for any other business or enterprise during the Employment Term without the prior written consent of the Board.

     1.4. Base Salary.  For all the services rendered by Executive hereunder,
          -----------
the Bank [or __________], shall pay Executive a base salary ("Base Salary"), commencing on the Effective Date, at the annual rate of $____________, payable in installments at such times as the Bank [or __________] customarily pays its other senior level executives (but in any event no less often than monthly). The Board pursuant to its normal performance review policies shall review executive's Base Salary annually for appropriate adjustment (but shall not be reduced below the then current level) for senior level executives.

     1.5. Retirement and Benefit Coverages and Perquisite.  During the
          -----------------------------------------------
Employment Term, Executive shall be entitled to participate in all (a) employee pension and retirement plans and programs ("Retirement Plans") and (b) welfare benefit plans and programs ("Benefit Coverages"), in each case made available to the Bank's [or __________] employees generally, as such Retirement Plans or Benefit Coverages may be in effect from time to time.

     1.6. Reimbursement of Expenses and Vacation.  Executive shall be provided
          --------------------------------------
with reimbursement of expenses related to his employment by the Bank [or ______] on a basis no less favorable than that which may be authorized from time to time for senior level executives as a group, and entitled to vacation and holidays in accordance with the Bank's [or __________] normal personnel policies for senior level executives.

     1.7. Short Term Incentive Compensation.  Executive shall be entitled to
          ---------------------------------
participate in any short-term incentive compensation programs established by the Bank [or __________] for its senior level executives generally. Bonuses under any short-term incentive compensation programs shall be based upon achievement of certain annual individual or business performance objectives specified and approved by the Board (or a Committee thereof) in its sole discretion.

     2.   Confidential Information.  Executive recognizes and acknowledges that
          ------------------------
by reason of his employment by and service to the Bank [or __________], during and, if applicable, after the Employment Term, he will have access to certain confidential and proprietary information relating to the Bank's and its subsidiaries [or ________ and its subsidiaries] business, which may include, but is not limited to, trade secrets, trade "know-how", customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies and programs, computer programs and software and financial information (collectively referred to as "Confidential Information"). Executive acknowledges that such Confidential Information is a valuable and unique asset of the Bank and its subsidiaries [or ________ and its subsidiaries] and Executive covenants that he will not, unless expressly authorized in writing by the Board, at any time during the course of his employment use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of his duties for the Bank and its subsidiaries [or ________ and its subsidiaries] and in a manner consistent with the Bank's and its subsidiaries'[or ________ and its subsidiaries] policies regarding Confidential Information. Executive also covenants that at any time after the termination of such employment, he will not, directly or indirectly, use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory

                                       2
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authority over the business of the Bank and its subsidiaries [or ________ and its subsidiaries] by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information in which case Executive will inform the Bank and its subsidiaries [or ________ and its subsidiaries] in writing promptly of such required disclosure, but in any event at least two business days prior to disclosure. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Executive's possession during the course of his employment shall remain the property of the Bank and its subsidiaries [or ________ and its subsidiaries]. Except as required in the performance of Executive's duties for the Bank and its subsidiaries [or ________ and its subsidiaries], or unless expressly authorized in writing by the Board, Executive shall not remove any written Confidential Information from the Bank's and its subsidiaries' [or ________ and its subsidiaries] premises, except in connection with the performance of his duties for the Bank and its subsidiaries and in a manner consistent with the Bank's and its subsidiaries' [or ________ and its subsidiaries] policies regarding Confidential Information. Upon termination of Executive's employment, Executive agrees immediately to return to the Bank and its subsidiaries [or ________ and its subsidiaries] all written Confidential Information in his possession.

     3.   Enforcement of Obligations.  Executive acknowledges that the
          --------------------------
restrictions contained in Sections 2 are reasonable and necessary to protect the legitimate interests of the Bank and its subsidiaries, that the Bank and its subsidiaries [or ________ and its subsidiaries] would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Bank and its subsidiaries [or ________ and its subsidiaries]. Executive further represents and acknowledges that (i) he has been advised by the Bank and its subsidiaries [or ________ and its subsidiaries] to consult his own legal counsel with respect to this Agreement; and (ii) that he has, prior to execution of this Agreement, reviewed thoroughly this Agreement with his counsel. Executive agrees that the Bank and its subsidiaries [or ________ and its subsidiaries] shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violation of Section 2, which rights shall be cumulative and in addition to any other rights or remedies to which the Bank and its subsidiaries [or ________ and its subsidiaries] may be entitled. In the event that any of the provisions of
Section 2 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement in which any party is seeking in whole or in part any form of equitable relief, including without limitation, any action commenced by the Bank and its subsidiaries [or ________ and its subsidiaries] for preliminary and permanent injunctive relief and other equitable relief, may be brought in any court of competent jurisdiction in Dauphin County, Pennsylvania; (ii) consents to the nonexclusive jurisdiction of any court in any such suit, action or proceeding; and (iii) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court. Executive also irrevocably and

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unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 9.

     4.   Termination.  The Employment Term shall terminate upon the occurrence
          -----------
of any one of the following events:

     4.1. Disability.  The Bank [or __________] may terminate the Employment
          ----------
Term if Executive is unable substantially to perform his duties and responsibilities hereunder to the full extent required by the Board by reason of illness, injury or incapacity for six consecutive months, or for more than six months in the aggregate during any period of twelve calendar months which shall not be deemed to prejudice Executive's rights to receive long-term disability benefit under any Bank [or __________] plan; provided, however, that the Bank [or __________] shall continue to pay Executive his Base Salary until the Bank [or __________] acts to terminate the Employment Term. In addition, Executive shall be entitled to receive (i) any other amounts earned, accrued or owing but not yet paid under Section 1 above and (ii) any other benefits, in accordance with the terms of any applicable plans and programs of the Bank o[or _________]. Otherwise, the Bank [or __________] shall have no further liability or obligation to Executive for compensation under this Agreement. Executive agrees, in the event of a dispute under this Section 4.1, to submit to a physical examination by a licensed physician selected by the Board.

     4.2. Death.  The Employment Term shall terminate in the event of
          -----
Executive's death. In such event, the Bank [or __________] shall pay to Executive's executors, legal representatives or administrators, as applicable, an amount equal to the installment of his Base Salary set forth in Section 1.4 hereof for the month in which he dies.

     4.3. Cause.  The Bank [or __________] may terminate the Employment Term, at
          -----
any time, for "cause" upon 30 days' written notice, in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued, and any other vested benefits to which Executive is entitled by applicable law, in accordance with the terms of any applicable plans and programs of the Bank [or __________]. For purposes of this Agreement, termination for cause shall include termination because of Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of nay law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this Agreement, an act or omission on the part of Executive shall be deemed "willful" only if it was not due primarily to an error in judgment or negligence and was done by Executive not in good faith and without reasonable belief that the act or omission was in the best interest of the Bank [or __________].

     4.4. Termination Without Cause. The Bank [or __________] may remove
          -------------------------
Executive, at any time without cause from the position in which he is employed hereunder; provided, however, that, in the event that notice of such termination is given, Executive shall be under no obligation to render any additional services to the Bank [or __________] and shall be allowed to seek other employment. In addition, Executive shall be entitled to resign upon providing two (2) weeks written notice to the Bank (or named subsidiary). Upon any such removal or resignation and expressly contingent upon Executive executing an Agreement and General Release in favor of the Bank, Company [or __________] as well as York Financial, Inc., York Federal Savings and Loan Association and their subsidiaries ("Release Agreement" in a form similar to the Agreement and General Release attached hereto as Appendix A. Executive shall be entitled to receive, commencing within thirty (30) days of tendering a binding Release Agreement, payments equal to the Base Salary payable for the remaining term of the Agreement. Said payments to be payable in a lump sum, monthly, annually or otherwise as agreed by the parties. In addition, Executive shall be entitled to a continuation of health benefits on the same terms as the Bank's [or _________] other employees, for a period of fifty-two (52) weeks, reduced (but not below-0- ) by the number of weeks that such person was employed by the Bank [or _____]. Executive acknowledges and agrees that the benefits to be provided to Executive pursuant to this Section 4.4 are expressly contingent upon Executive executing a binding Release Agreement. No other payments or benefits shall be due under this Agreement to Executive, but Executive shall be entitled to any other vested benefits in accordance with the terms of any applicable plans and programs of the Bank [or __________].

     4.5  Required Provisions.  If Executive is suspended from office and/or
          -------------------
temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Bank's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or
(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and (g)(1)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected. In the case of termination or removal of the Executive by an order issued under section 8(e)(4) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Company shall, if it deems the reinstatement of the Executive to his former position to be in the best interest of the Company, use its best efforts to appeal and overturn such order.

     If the Bank is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     All obligations under this Agreement shall be terminated, except to the extent determined

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that continuation of this Agreement is necessary for the continued operation of the Bank:

     (i) by the Office of Thrift Supervision ("OTS"), at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) (12 U.S.C. (S)1823(c)) of the Federal Deposit Insurance Act; or

     (ii) by the OTS, at the time the OTS approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the OTS to be in an unsafe or unsound condition.

     Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

     5.   Certain Reductions in Payments.  If the aggregate payments or benefits
          ------------------------------
to be made or afforded to Executive pursuant to this Agreement (and any other plans, programs and arrangements maintained by the Bank [or __________]) (the "Termination Benefits") would constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereto, and if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three times Executive's "base amount," (determined in accordance with Code Section 280G), then the Termination Benefits shall be reduced to the Non-Triggering Amount. Executive shall determine the allocation of the reduction required hereby among the Termination Benefits. Notwithstanding the foregoing, if after application of the preceding sentences of this Section 5, it is determined that the Executive received an excess parachute payment despite the reduction in the Executive's Termination Benefits, the excess of such Termination Benefits paid to the Executive over 2.99 times the Executive's "base amount," as defined in Section 280G of the Code, shall be treated as a loan to the Executive, and the Executive shall be required to repay such amount to the Bank [or __________], or the successor of the Bank [or ____], in consecutive annual installments over a period not to exceed ten years of the date of such determination, with interest at the prime rate plus 2% as set forth from time to time in The Wall Street Journal.

     6.   Survivorship.  The respective rights and obligations of the parties
          ------------
hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations and shall be binding on all successors and assigns to the Company, the Bank and their and its subsidiaries which shall obtain the affirmation of any successor or assign prior to the assignment.

     7.   Mitigation.  Executive shall not be required to mitigate the amount of
          ----------
any payment or benefit provided for in this Agreement by seeking other employment or otherwise and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

     8.   Arbitration: Expenses.  In the event of any dispute under the
          ---------------------
provisions of this Agreement other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in Harrisburg, Pennsylvania in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Bank [or __________] and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Bank [or __________] shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for his or its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration Association.

     9.   Notices. All notices and other communications required or permitted
          -------
hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail to the last known address of the Executive, as set forth on the payroll records, or to the principal office of the Bank [or _____].

     10.  Contents of Agreements Amendment and Assignment.
          -----------------------------------------------

     (a) This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board and executed on its behalf by a duly authorized officer and by Executive.

     (b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Executive. The Bank [or __________] shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Bank [or __________], by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the extent the Bank [or __________] would be required to perform if no such succession had taken place.

     11.  Severability.  If any provision of this Agreement or application
          ------------
thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to

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

particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

    12.   Remedies Cumulative; No Waiver.  No remedy conferred upon a party by
          ------------------------------
this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

    13.   Beneficiaries/References.  Executive shall be entitled, to the extent
          ------------------------
permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Bank [or __________] written notice thereof.
In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

    14.   Miscellaneous.  All section headings used in this Agreement are for
          -------------
convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

    15.   Withholding.  The Bank [or __________] may withhold from any payments
          -----------
under this Agreement all federal, state and local taxes as the Bank [or _______] is required to withhold pursuant to any law or governmental rule or regulation. Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received hereunder.

     16.  Governing Law.  This Agreement shall be governed by and interpreted
          -------------
under the Laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

     17.  Corporate Authority.  The Bank [or __________] along with its parents,
          -------------------
including Harris Financial, MHC, Harris Financial, Inc. and Waypoint Financial Corp., hereby represents that it has taken all required corporate action in accordance with the provisions of its bylaw and certificate of incorporation to enter into and to carry out the terms of this Agreement.

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

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement effective as of _________________, 2000.

ATTEST:                           WAYPOINT BANK


______________________________    By:_________________________________________
                                  Name:_______________________________________
                                  Title:______________________________________

                                  HARRIS FINANCIAL, INC.

______________________________    By:_________________________________________
                                  Name:_______________________________________
                                  Title:______________________________________

                                  HARRIS FINANCIAL, MHC.

______________________________    By:_________________________________________
                                  Name:_______________________________________
                                  Title:______________________________________

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

                                  WAYPOINT FINANCIAL CORP.

______________________________    By:_________________________________________
                                  Name:_______________________________________
                                  Title:______________________________________

WITNESS:                          EXECUTIVE
______________________________    By:_________________________________________
                                  Name:_______________________________________
                                  Title:______________________________________

                                                                       EXHIBIT A

                                    SAMPLE
                         (NOT TO BE SIGNED OR RETURNED)

                         AGREEMENT AND GENERAL RELEASE

     This _____ day of _______________, 2000, Waypoint Bank, including Harris Financial, M.H.C., Harris Financial, Inc., Waypoint Financial Corp., York Financial Corp., York Federal Savings and Loan Association and its affiliates, subsidiaries, divisions, successors, successors by merger, name or otherwise, assigns, and the officers, directors, employees, and agents thereof (collectively "Employer"), and ________________________ ("Employee") agree that:

     1. Subject to the provisions of Paragraph 2 below, in consideration for signing this Agreement and General Release, and in compliance with the promises made herein, Employer agrees to pay Employee ___ weeks of severance pay in the
lump sum amount of $       , less payroll and other deductions on the first
normal payroll date following employee's termination of employment coincident with or following the effective date of the merger of York Financial Corp. with and into New Harris Financial, Inc. ("Merger"). As further consideration for Employee's signing this Agreement and General Release, Employer agrees to pay the basic health plan continuation coverage costs ("COBRA" of Employee for ___ weeks of Employee's COBRA continuation coverage period or if earlier, up to the date Employee becomes eligible to participate under another group health plan ( "Supplemented COBRA Period" ) in the same percentages which Employer then pays for basic health care coverage for its active employees. Employee shall be responsible for payment of the portion of the COBRA premium not paid by Employer during the Supplemented COBRA Period and for all COBRA costs following the Supplemented COBRA Period. Provided however, Employer shall pay the above-referenced percentage of COBRA costs provided Employee was a participant under Employer's health plan at the time of Employee's termination and Employee makes an affirmative election for COBRA coverage.

     2. Employee understands and agrees that he/she will not be entitled to receive the payments specified in Paragraph 1, unless he/she executes this Agreement and General Release, fulfills the promises contained herein and does not voluntarily terminate his/her employment or is not terminated from employment for cause prior to the Merger. If Employee should voluntarily terminate his/her employment or be terminated for cause by Employer prior to the Merger, Employee will forfeit any rights he/she may have to the benefits described in Paragraph 1.

     3. Employee knowingly and voluntarily releases and forever discharges Employer, of and from any and all claims, known and unknown, which Employee, his/her heirs, executors, administrators, successors, and assigns have or may have against Employer that accrued or arose at any time prior to the execution of this Agreement and General Release, including, but not limited to, any alleged violations of Title VII of the Civil Rights Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act;

the Fair Labor Standards Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Pennsylvania Human Relations Act; the Pennsylvania Wage Payment and Collection Law;" 1981-1988 of Title 42 of the U.S.C.; the Immigration Reform and Control Act; the National Labor Relations Act; any amendments to the foregoing statutes; any other federal, state, or local civil rights or employment-related law, regulation, or ordinance; any public policy, contract, tort, or common law, including wrongful discharge, reliance, or promissory estoppel; and any allegations for costs, fees, or other expenses, including attorneys' fees.

     4. Employee waives his/her right to file any action, charge, or complaint on his/her own behalf, and to participate in any action, charge, or complaint which may be made by any other person or organization on his/her behalf, with any federal, state, or local judicial body, court, or administrative agency against Employer, except where such waiver is prohibited by law. Should any such action, charge, or complaint be filed, Employee agrees that he/she will not accept any relief or recovery therefrom. Employee confirms that no action, charge, or complaint of any kind is currently pending of which Employee is a party or has knowledge. Except as prohibited by law, in the event that any such action, charge, or complaint is filed, it shall be dismissed with prejudice upon presentation of this Agreement and General Release and Employee shall reimburse Employer for the fees and costs, including attorneys' fees, of defending such action, charge, or complaint.

     5. Employee agrees not to disclose any information regarding the existence or substance of this Agreement and General Release, except to any attorney with whom Employee chooses to consult regarding this Agreement, tax advisors, immediate family members, or where such disclosure is required by law.

     6. Employee agrees that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Employer of any liability or unlawful conduct of any kind.

     7. Employee agrees not to disclose any proprietary or confidential policies, procedures, practices, trade secrets, or any other confidential information of Employer to any person or entity, at any time, under any circumstances.

     8. In the event that Employee breaches, attempts to breach, or intends to breach any provision of this Agreement and General Release, Employee agrees that Employer will be entitled to proceed in any court of law or equity to stop or prevent such breach, and will be entitled to any and all forms of relief, including injunctive relief. Employee further agrees to reimburse Employer for all fees and costs, including attorneys' fees, incurred as a result thereof.

     9. Should any provision of this Agreement and General Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, including the Release language, such provisions shall immediately become null and void, leaving the remainder of this Agreement and General Release in full force and effect.

However, if any portion of the Release language were ruled to be unenforceable for any reason, Employee shall immediately return the consideration paid hereunder to Employer.

     10.  By signing this Agreement, Employee represents and agrees that:

          (a)  this Agreement is entered into knowingly and voluntarily;

          (b) that he/she is receiving consideration from Employer in addition to anything of value to which he/she is already entitled;

          (c) that he/she has been given at least forty-five (45) days to consider this Agreement and has chosen to execute it on the date set forth below his/her signature;

          (d) that he/she knowingly and voluntarily intends to be legally bound by this Agreement;

          (e) that he/she has been provided with the job titles and ages of all individuals within the same organizational unit who were/were not terminated and who were/were not offered severance benefits (Exhibit "A");

          (f)  that he/she has been advised to consult with an attorney; and

          (g) that he/she has seven (7) days following the execution of this Agreement to revoke the same, in which case the obligations of the parties to this Agreement shall be null and void, including all obligations contained in Paragraph 1.

     11. This Agreement and General Release may not be modified, altered, changed or terminated except upon express written consent of both parties. Provided however, notwithstanding any provision of this Agreement to the contrary, this Agreement shall become null and void and of no force or effect and no benefits shall be due or paid pursuant to Paragraph 1 if the Merger shall not be consummated.

     12. This Agreement and General Release sets forth the entire agreement between the parties hereof, and fully supersedes any prior agreements or understandings between the parties.

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

                                   HARRIS SAVINGS BANK

____________________________       By:___________________________
Witness                            Date:_________________________

                                   EMPLOYEE

______________________________     ______________________________
Witness                            Print Name

                                   ______________________________
                                   Signature
                                   Date:_________________________

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